UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  January 11, 2012

Alliqua, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-29819	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Third Avenue Suite 1801 New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 218-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On January 11, 2012, Alliqua, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Executive Office License Agreement (the “Agreement”) with Harborview Capital Management, LLC (“Harborview”), dated as of November 1, 2010.  Pursuant to the Amendment, the Company issued Harborview 2,000,000 shares of the Company’s common stock as consideration for an extension of the Agreement until December 31, 2012.  The Company does not have any right to extend the terms of the Agreement past December 31, 2012.

The foregoing summary of the Amendment is not complete, and is qualified in its entirety by reference to the full text of the Amendment that is attached as an exhibit to this Current Report on Form 8-K as Exhibit 10.1. Readers should review the Amendment for a more complete understanding of the terms and conditions associated with this transaction.

Item 3.02.                      Unregistered Sales of Equity Securities.

As more fully described in Item 1.01 above, pursuant to the terms of the Amendment, the Company issued 2,000,000 shares of the Company’s common stock to Harborview.  The issuance of such shares pursuant to the terms of the Amendment constituted a private placement under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with Regulation D promulgated thereunder.  At the time Harborview received these 2,000,000 shares, it was an “accredited investor” as such term is defined in Regulation D of the Securities Act.  The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	Amendment, dated as of January 11, 2012, to the Executive Office Lease Agreement, dated as of November 1, 2010, by and between the Company and Harborview Capital Management, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA, INC.

Dated: January 18, 2012	By:	/s/ Richard Rosenblum
Name: Richard Rosenblum
Title: President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment, dated as of January 11, 2012, to the Executive Office Lease Agreement, dated as of November 1, 2010, by and between the Company and Harborview Capital Management, LLC.

4